              AMERICAN INCOME PARTNERS III-B LIMITED PARTNERSHIP

                             LETTER OF TRANSMITTAL

  THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
            EASTERN TIME, ON THE EXPIRATION DATE, UNLESS EXTENDED.

                                To Depositary:

                      STATE STREET BANK AND TRUST COMPANY

  By First Class Mail:            By Overnight Courier:                    By Hand:

Corporate Reorganization    c/o Boston Financial Data Services      Corporate Reorganization
    P.O. Box 9061                Corporate Reorganization         225 Franklin Street Concourse
Boston, MA 02205-8686                Two Heritage Drive             Level Boston, MA 02110 or
                                   North Quincy, MA 02171          Corporate Reorganization 61
                                                                   Broadway Concourse Level New
                                                                          York, NY 10006

                                       By Facsimile:

                                       (617) 774-4519

                               Confirm Facsimile by Telephone:

                                       (617) 774-4511

  To participate in the Offer, a duly executed copy of this Letter of Transmittal (or facsimile hereof) must be received by the Depositary on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address or facsimile number other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Unitholder. If the method of delivery is by First Class Mail, please use the pre-addressed, postage-paid envelope provided.

  This Letter of Transmittal is to be completed by Unitholders of record as of August 10, 1995, of American Income Partners III-B Limited Partnership, a Massachusetts limited partnership (the "Partnership"), pursuant to the procedures set forth in the Offer to Purchase (as defined below).

              PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

  The undersigned hereby tenders to Atlantic Acquisition Limited Partnership, a Massachusetts limited partnership (the "Purchaser"), the following-described Units at $1.60 per Unit, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 18, 1995, as supplemented and amended (the "Offer to Purchase"), and this Letter of Transmittal (which together constitute the "Offer"). Receipt of the Offer to Purchase is hereby acknowledged.

-------------------------------------------------------------------------------------------------------------
                           NUMBER OF UNITS TENDERED
-------------------------------------------------------------------------------------------------------------
                                                                                            NUMBER
                                                                                           OF UNITS
   NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN, IF BLANK)             TENDERED(1)
-------------------------------------------------------------------------------------------------------------
                                                                                          (i) All   [_]
                                                                                          (Please check
                                                                                          box if all
                                                                                          Units
                                                                                          tendered)

                                                                                             OR

                                                                                          (ii) Number
                                                                                               Tendered: ____

-------
(1) In order for the tender to be valid, a Unitholder must tender either (i) all Units owned by such Unitholder OR (ii) a portion of the Units but not fewer than 100 Units (80 Units for IRAs or other Qualified Plans) (the "Minimum Investment Amount"). If a Unitholder does not indicate the number of Units tendered, the Purchaser will assume that such Unitholder has tendered all Units owned of record by him. If a Unitholder who tenders only a portion of his Units indicates a number of Units tendered that is less than the Minimum Investment Amount, the Purchaser will assume that such Unitholder has tendered the Minimum Investment Amount.

G

  Subject to and effective upon acceptance for payment of any of the Units tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to such Units tendered hereby. The undersigned hereby irrevocably (i) constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver such Units and transfer ownership of such Units on the books of the Partnership, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and, upon payment of the purchase price in respect of such Units by the Purchaser, to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units and (ii) assigns to the Purchaser all future distributions from the Partnership with respect to such Units for periods ending after June 30, 1995, to the extent such distributions are not paid to the undersigned (the undersigned recognizes that future distributions with respect to such Units for periods ending after June 30, 1995, that are paid to the undersigned will automatically reduce the purchase price for such Units by a like amount), all in accordance with the terms of the Offer. Subject to and effective upon acceptance for payment of any Units tendered hereby, the undersigned hereby requests that the Purchaser be recognized as a Unitholder under the terms of the Partnership Agreement of the Partnership. Upon the purchase of Units pursuant to the Offer, all prior proxies, assignments and consents given by the undersigned with respect to such Units will be revoked and no subsequent proxies, assignments or consents may be given (and if given will not be deemed effective).

  The undersigned recognizes that, if more than 394,566 Units are validly tendered prior to or on the Expiration Date and not properly withdrawn, the Purchaser will, upon the terms of the Offer, accept for payment from among those Units tendered prior to or on the Expiration Date 394,566 Units on a pro rata basis, with adjustments to avoid purchases of certain fractional Units, based upon the number of Units validly tendered prior to the Expiration Date and not withdrawn. The undersigned further recognizes that if no more than 394,566 Units are validly tendered prior to the Expiration Date and not withdrawn, the Purchaser will, upon the terms of the Offer, accept for payment all such Units.

  The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Units tendered hereby, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby.

  The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that in certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the Depositary. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

                   THERE ARE NO CERTIFICATES TO BE INCLUDED
                        WITH THIS LETTER OF TRANSMITTAL

  The Unitholder hereby tenders Units pursuant to the terms of the Offer. The Unitholder hereby certifies, under penalties of perjury, that the information and representations provided herein, including in Box A of this Letter of Transmittal, which has been duly completed by the Unitholder, are true, complete and correct as of the date hereof.

             ------------------------------------------------------
                           OWNERS SIGN HERE TO TENDER
                    (ATTACH ADDITIONAL SHEETS, IF NECESSARY)

             If this Letter of Transmittal is not signed exactly as a name(s) appear(s) above, or if this Letter of Transmittal is signed by a general partner, corporate officer or other person acting in a fiduciary or representative capacity, please complete BOX B. (See Instruction 1)

SIGN   --    X ___________________________________________________    --   SIGN

HERE   --    X ___________________________________________________    --   HERE

             Taxpayer Identification Number:
             _____________________________________________________

             Date: _____________________ , 1995

             Bus. Tel.: (   )_____________________________________
             ------------------------------------------------------

                                     BOX A
--------------------------------------------------------------------------------
                         PART I--Please provide the    Social Security Number
                         TIN of the Unitholder         or Employer
 SUBSTITUTE              submitting that Letter of     Identification Number:
 FORM W-9                Transmittal in the box at
 DEPARTMENT OF           right or, if applicable,      ----------------------
 THE TREASURY            write "Applied For" in such
 INTERNAL                box.                          Individual, Sole
 REVENUE                                               Proprietor Corporation
 SERVICE                 Please check the              Partnership
 (SEE                    appropriate box describing
 INSTRUCTION 3)          the Unitholder:               ----------------------
 (ATTACH                                               Other
 ADDITIONAL              -------------------------------------------------------
 COPIES FOR              PART II--Certification--The Unitholder submitting
 JOINT                   this Letter of Transmittal hereby certifies the
 UNITHOLDERS)            following:

                         (1) The TIN shown in Part 1 above is the correct TIN
                         of the Unitholder who is submitting this Letter of
                         Transmittal. If the box in Part 1 states the words
                         "Applied For," a TIN has not been issued to the
                         Unitholder, and either (a) the Unitholder has mailed
                         or delivered an application to receive a TIN to the
                         appropriate IRS Center or Social Security Adminis-
                         tration Office, or (b) the Unitholder intends to
                         mail or deliver an application in the near future.
PAYER'S REQUEST FOR      The Unitholder understands that if such Unitholder
TAXPAYER IDENTIFICATION  does not provide a TIN to the Purchaser within sixty
NUMBER ("TIN")           (60) days, 31% of all reportable payments made to
                         the Unitholder thereafter will be withheld until a TIN is provided to the Purchaser; and

                         (2) Unless this box [_] is checked, such Unitholder is not subject to backup withholding either because such Unitholder has not been notified by the IRS that such Unitholder is subject to backup withhold-ing as a result of a failure to report all interest or dividends, or because the IRS has notified such Unitholder that such Unitholder is no longer subject to backup withholding.

                         (Note: You must place an "X" in the box in (2) above
                         if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax return.)
--------------------------------------------------------------------------------

                                     BOX B

--------------------------------------------------------------------------------

              NON-CONFORMING SIGNATURES AND FIDUCIARIES SIGN HERE
                              (SEE INSTRUCTION 1)
                (ATTACH ADDITIONAL COPIES FOR JOINT UNITHOLDERS)

 The undersigned, if signing this Letter of Transmittal on behalf of the Unitholder, hereby declares that he, she or it has the authority to sign this document on behalf of such Unitholder.

 Fiduciary: X _______________________

 Printed Name: ______________________    Address: ___________________________


 Title: _____________________________    ____________________________________

                                         Bus. Tel.: (___)____________________

                           NOTARIZATION OF SIGNATURE
                        (IF REQUIRED. SEE INSTRUCTION 1)
               ))
 State of       )
                ))
 County of      )
               ))
   On this ___ day of ______, 1995, before me came personally________________ to me known to be the person who executed the foregoing Letter of Transmittal.

                                         ____________________________________
                                                    Notary Public

                                       OR

                             GUARANTEE OF SIGNATURE
                        (IF REQUIRED. SEE INSTRUCTION 1)

 Name of Firm: ______________________________________________________________
--------------------------------------------------------------------------------

              AMERICAN INCOME PARTNERS III-B LIMITED PARTNERSHIP

                      LETTER OF TRANSMITTAL INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

  1. TENDER, SIGNATURE REQUIREMENTS; DELIVERY. After carefully reading and duly completing this Letter of Transmittal, to tender Units a Unitholder must sign in the signature block on the front of this Letter of Transmittal. If this Letter of Transmittal is signed by the registered Unitholder(s) of the Units as printed on the front of this Letter of Transmittal without any change whatsoever, no notarization or signature guarantee on this Letter of Transmittal is required. Similarly, if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each, an "Eligible Institution"), no notarization or signature guarantee is required on this Letter of Transmittal. In all other cases, signatures on this Letter of Transmittal must either be notarized or guaranteed by an Eligible Institution, by completing the Notarization or Guarantee of Signature set forth in BOX B of this Letter of Transmittal. If any tendered Units are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchaser of their authority to so act. For Units to be validly tendered, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required notarizations or signature guarantees in BOX B and any other documents required by this Letter of Transmittal must be received by the Depositary prior to or on the Expiration Date at its address or to its facsimile number set forth herein. No alternative, conditional or contingent tenders will be accepted. All tendering Unitholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

  2. TRANSFER TAXES. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable on the transfer to it of Units pursuant to the Offer.

  3. SUBSTITUTE FORM W-9. In order to avoid 31% federal income tax backup withholding on the payment of the purchase price for Units purchased, the tendering Unitholder must provide to the Purchaser the Unitholder's correct Taxpayer Identification Number ("TIN") and certify, under penalties of perjury, that such Unitholder is not subject to such backup withholding by completing the Substitute Form W-9 set forth in BOX A of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS") in addition to the Unitholder being subject to backup withholding. Certain Unitholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

  The TIN that must be provided on the Substitute Form W-9 is that of the registered Unitholder(s) indicated on the front of this Letter of Transmittal. Write the words "Applied For" in the box in Part I of the Substitute Form W-9 if the tendering Unitholder has applied for but has not been issued a TIN or intends to apply for a TIN in the near future. If the words "Applied For" are written in the box in Part I of the Substitute Form W-9 and the Purchaser is not provided with the Unitholder's TIN within 60 days, the Purchaser will withhold 31% of all payments, of the purchase price for the Units until such TIN is provided to the Purchaser.

  4. ADDITIONAL COPIES OF OFFER TO PURCHASE AND LETTER OF
TRANSMITTAL. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent at the address or telephone number set forth below:

                           The Information Agent is:

                             D.F. King & Co., Inc.

                                77 WATER STREET
                              NEW YORK, NY 10005
                                1-800-848-3051

IMPORTANT:  IN ORDER TO PARTICIPATE IN THE OFFER, THIS LETTER OF TRANSMITTAL
            (OR FACSIMILE HEREOF) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.